NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. ANNOUNCES
AUTHORIZATION OF STOCK PURCHASE PROGRAM

Houston, TX – May 12, 2021 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that its Board of Directors authorized a stock repurchase program (the “program”) under which up to $85.0 million or 1.5 million shares of its outstanding common stock may be acquired in the open market over the next 24 months at the discretion of management.

The shares maybe purchased from time to time at prevailing market prices, through open market or unsolicited negotiated transactions, depending upon market conditions. Under the program, the purchases would be funded from available working capital. There is no guarantee as to the exact number of shares that will be repurchased, and DXP may discontinue the program at any time management determines additional purchases are not warranted. As of March 31, 2021, DXP had approximately 20 million shares outstanding.

David R. Little, Chairman and CEO commented, "The Board’s approval of this program reflects confidence in DXP’s future and puts us in a position to create additional shareholder value when the opportunities arise. Repurchasing stock is one means of underscoring our commitment to enhancing shareholder value and ensuring we have all the tools available to us as senior management. DXP’s board and management believe that the most accretive and beneficial use of cash at times is the repurchase of our shares."

Kent Yee, CFO commented, “DXP has historically opportunistically bought back shares from time to time to offset dilution primarily from our restricted stock plan but never as a part of a formal program that includes multiple factors and explicitly as a part of our capital allocation and price versus value creation. Our share repurchase program demonstrates the confidence we have in our future, ability to grow free cash flow and our ongoing commitment to create shareholder and stakeholder value. Share repurchases is an important tool that DXP should have in place. We have averaged $47.6 million in cash on the balance sheet over the last 15 quarters, since the third quarter of 2017."

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.